Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Joy Global Inc. and in the related Prospectuses:

1.	Registration Statement (Form S-8 No. 333-173214) pertaining to the Joy Global Inc. Employee Stock Purchase Plan,

2.	Registration Statement (Form S-8 No. 333-149558) pertaining to the Joy Global Inc. 2007 Stock Incentive Plan,

3.	Registration Statement (Form S-8 No. 333-121570) pertaining to the Joy Global Inc. 2003 Stock Incentive Plan,

4.	Registration Statement (Form S-8 No. 333-71024) pertaining to the Joy Global Inc. 2001 Stock Incentive Plan; and

5.	Registration Statement (Form S-8 No. 333-183103) pertaining to the Joy Global Inc. International Employee Stock Purchase Plan

of our reports dated December 17, 2012, with respect to the consolidated financial statements and schedule of Joy Global Inc., and the effectiveness of internal control over financial reporting of Joy Global Inc., included in this Annual Report (Form 10-K) of Joy Global Inc. for the year ended October 26, 2012.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

December 17, 2012